Exhibit 107

Calculation of Filing Fee Tables

S-1
(Form Type)

Super Plus Acquisition Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(4)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee
Paid herewith(5)(6)	Equity	Units, each consisting of one share of Class A common stock, $0.0001 par value, one-half of one redeemable warrant, and one right to acquire one-tenth of one share of Class A common stock(2)	Rule 457(a)	1,150,000	$10.00	$11,500,000.00	$0.0000927	$1,066.05
	Equity	Shares of Class A common stock included as part of the units(3)	Rule 457(g)	1,150,000	—	—	—	—
	Other	Redeemable warrants included as part of the units(3)	Rule 457(g)	575,000	—	—	—	—
	Other	Rights included as part of the units	Rule 457(g)	1,150,000	—	—	—	—
	Equity	Shares of Class A common stock underlying rights included as part of units	Rule 457(a)	115,000	10.00	1,150,000	0.0000927	106.61
Previously paid (5)(6)		Units, each consisting of one share of Class A common stock, $0.0001 par value, one-half of one redeemable warrant, and one right to acquire one-tenth of one share of Class A common stock(2)	Rule 457(a)	5,750,000	10.00	57,500,000.00	0.0001091	6,273.25
	Equity	Shares of Class A common stock included as part of the units(3)	Rule 457(g)	5,750,000	—	—	—	—
	Other	Redeemable warrants included as part of the units(3)	Rule 457(g)	2,875,000	—	—	—	—
	Other	Rights included as part of the units	Rule 457(g)	5,750,000	—	—	—	—
	Equity	Shares of Class A common stock underlying rights included as part of units	Rule 457(a)	575,000	10.00	5,750,000.00	0.0001091	627.33

	Total Offering Amounts					$69,000,000		$8,073.23	(5)(6)
	Total Fees Previously Paid							8,073.23	(5)(6)
	Total Fee Offsets							N/A
	Net Fee Due							$0

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act.

(2)	Representing 6,900,000 units including 6,000,000 units to be issued in the offering and up to 900,000 units which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any, each consisting of one shares of Class A common stock and one-half of one whole redeemable warrants.

(3)	Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(4)	An additional indeterminate amount of securities are being registered hereby to be offered solely for certain market making transactions, by affiliates of the Registrant. Pursuant to Rule 457(q) under the Securities Act, no additional filing fee is required.

(5)	The Registrant’s initial filing of this Registration Statement on September 10, 2021 (the “Original Form S-1”) registered (i) 5,750,000 shares of Class A common stock included in the Units and (ii) 575,000 shares of Class A common stock underlying rights included as part of the Units, for an aggregate offering price of $63,250,000. The current filing increases the number of such shares of Class A common stock being registered to 75,900,000, for an aggregate offering price of $75,900,000, including (i) 6,900,000 shares of Class A common stock included in the Units and (ii) 690,000 shares of Class A common stock underlying rights included as part of the Units. The Registrant is paying additional registration fee based on the current registration fee rate on the additional $12,650,000.00 aggregate offering amount being registered.

(6)	$6,900.58 of registration fee was previously paid, at the time of the filing of the Original Form S-1, based on the registration fee rate then in effect at the time of that filing. An additional $1,172.66 of registration fee is being paid currently, based on the current registration fee rate, to cover the additional 1,265,000 aggregate offering amount being registered, as described in footnote (5).